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                                  [Focal letterhead]

FOCAL, INC. AND GENZYME SURGICAL PRODUCTS ENTER INTO NORTH AMERICAN DISTRIBUTION AND CO-PROMOTIONAL AGREEMENT

GENZYME HAS COMMITTED TO MAKE INVESTMENT OF UP TO $20 MILLION IN FOCAL COMMON STOCK PURCHASES

LEXINGTON, MASS. - OCTOBER 22, 1999 - FOCAL, INC. (NASDAQ: FOCL) today announced that it has entered into a distribution and co-promotional agreement with Genzyme Surgical Products (Nasdaq: GZSP). Genzyme Surgical Products will serve as Focal's exclusive distributor for surgical sealant products for pulmonary, cardiovascular, and gastrointestinal surgery in North America following FDA approval. Focal has retained the right to deploy a team of product specialists to assist Genzyme Surgical Products in promoting the products. These products are designed to seal air and fluid leaks following surgery. Focal will retain the North American distribution and marketing rights to products for all other surgical sealant clinical indications, including neurosurgery.

Dave Clapper, President and CEO of Focal, Inc., commented, "The FocalSeal-Registered Trademark--L product is an excellent complement to Genzyme's existing product portfolio that is sold to cardiothoracic surgeons. The Genzyme Surgical Products specialty sales force, combined with Focal's highly trained product specialists, will give us more market entry horsepower. Our collaboration with Genzyme Surgical Products should significantly enhance the commercial prospects of our products in the United States."

Genzyme Surgical Products maintains a strong sales presence in the cardiothoracic market. Genzyme's portfolio of current products include its market-leading Pleur-Evac-Registered Trademark- chest drains and fluid management systems, which are used in thoracic, cardiovascular, critical care, and trauma surgeries. In addition, Genzyme Surgical Products markets instruments and sutures for use in a wide range of cardiothoracic procedures and has established itself as one of the top competitors in the field of minimally-invasive cardiac surgery. Genzyme Surgical Products also has a highly respected and complementary leadership position in the biomaterials field.

"We are very pleased to be collaborating with Focal to bring its first product to the market in North America," said Duke Collier, President of Genzyme Surgical Products. "Genzyme Surgical Products and Focal are among the leaders in the development of a new generation of sophisticated biomaterials."
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As part of the agreement, Genzyme Surgical Products has committed to purchase up to $20 million of Focal, Inc. common stock over the next eighteen months, upon the satisfaction of certain conditions. The initial $5 million investment will be made in early November and will be priced at a 25% premium to the average closing price over the ten days following this announcement, with a ceiling of $8 per share. At Focal's option, up to three additional $5 million investments will be made by Genzyme Surgical Products. The first of these optional investments will be made at a 25% premium to the then current share price, or at the market price if the price including the premium is over $8 per share. The remaining two $5 million investments, which are subject to receipt of regulatory approval for the FocalSeal-L sealant product in the United States and certain other conditions being met, will also be made at Focal's option and at the then current market share price.

"The strategic investment of up to $20 million from Genzyme Surgical Products over the next eighteen months will help advance our pipeline of surgical sealant products through clinical trials and into the U.S. marketplace. In addition, Genzyme's sales infrastructure should allow us to efficiently introduce our products into the U.S. market," commented Brad Smith, Chief Financial Officer of Focal, Inc.

Focal, Inc. develops, manufactures and commercializes synthetic, absorbable, liquid surgical sealants based on the Company's proprietary polymer technology. The Company's FocalSeal-L and FocalSeal-S surgical sealant products are currently being developed for use inside the body to seal leaks resulting from pulmonary surgery, neurosurgery, cardiovascular and gastrointestinal surgery. Ethicon, a Johnson & Johnson subsidiary, has the marketing rights to the Company's surgical sealant products outside North America.

Genzyme Surgical Products develops and markets a portfolio of instruments, devices, biomaterials, and biotherapeutics primarily for the cardiovascular and general surgery markets. It is pioneering the field of "biosurgery," which is being created by the increasing convergence of mechanical and biological approaches to surgery and other interventional procedures. A division of the biotechnology company Genzyme Corporation, Genzyme Surgical Products has its own common stock intended to reflect its value and track its economic performance.

There will be a conference call hosted by management on Friday, October 22, 1999 at 10:00 a.m. EST. The dial-in number: 800-288-8976. It is recommended that participants register at least 10 minutes prior to the broadcast.

EXCEPT FOR HISTORICAL INFORMATION, STATEMENTS MADE IN THIS PRESS RELEASE ARE "FORWARD-LOOKING STATEMENTS" AND ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S FUTURE PERFORMANCE AND RESULTS OF OPERATIONS TO DIFFER MATERIALLY FROM SUCH STATEMENTS. FACTORS THAT COULD ADVERSELY AFFECT THE COMPANY'S FUTURE PERFORMANCE AND RESULTS OF OPERATIONS INCLUDE, BUT ARE NOT LIMITED TO, UNCERTAINTIES RELATING TO THE SUCCESSFUL COMMERCIALIZATION OF THE COMPANY'S PRODUCTS IN NORTH AMERICA PURSUANT TO ITS AGREEMENT WITH GENZYME SURGICAL PRODUCTS, UNCERTAINTIES RELATING TO THE COMPANY'S ABILITY TO SATISFACTORILY SATISFY THE CONDITIONS TO GENZYME'S OBLIGATION TO MAKE FUTURE EQUITY INVESTMENTS, UNCERTAINTIES RELATED TO DEVELOPMENT AND COMMERCIALIZATION OF NEW PRODUCTS, RISKS ASSOCIATED WITH CLINICAL TRIALS INCLUDING THE RISK OF INABILITY TO DEMONSTRATE SAFETY AND EFFICACY OF PRODUCTS IN HUMAN BEINGS, RISKS ASSOCIATED WITH OBTAINING REGULATORY APPROVALS FOR PRODUCTS INCLUDING UNCERTAINTIES RELATING TO THE APPROVAL BY THE FDA OF THE FOCALSEAL-L PRODUCT FOR LUNG SURGERY, UNCERTAINTY OF MARKET ACCEPTANCE, RISKS ASSOCIATED WITH THE COMPANY'S STRATEGIC ALLIANCES, AND COMPETITION AND TECHNOLOGICAL CHANGE. THESE AND OTHER RISK FACTORS ARE DESCRIBED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

FOCALSEAL-Registered Trademark- SURGICAL SEALANT IS A REGISTERED TRADEMARK OF FOCAL, INC.